UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2013

VIDEO DISPLAY CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	0-13394	58-1217564
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1868 Tucker Industrial Road
Tucker, Georgia		30084
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (770) 938-2080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definite Agreement

On July 26, 2013, the Company signed a definitive agreement to sell the majority of the assets and to transfer all of the liabilities of the Company’s Lexel Imaging Systems, Inc. subsidiary to Citidal Partners LTD, LLC.

The transaction, which has been approved by the boards of directors of both companies, was due to close on or before September 23, 2013 by the terms of the Asset Purchase Agreement (the “Agreement”). Due to delays in Citadel Partners securing the required financing for the transaction, the closing did not occur. Both parties are working towards agreeing to the terms of a mutually acceptable Amendment to the Agreement that would reinstate the Agreement as modified and set forth a new closing date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2013	VIDEO DISPLAY CORPORATION

	By:	/s/	Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer